UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01     Entry into a Material Definitive Agreement.

On January 15, 2019, Alaska Communications Systems Holdings, Inc. (“Alaska Communications”), as borrower, entered into an amended and restated Credit Agreement with Alaska Communications Systems Group, Inc. (the “Parent” or the “Company”) and certain of the Parent’s direct and indirect subsidiaries, as guarantors, ING Capital LLC, as Administrative Agent, and the lenders party thereto (the “Credit Agreement”) to provide debt financing in the form of a revolving facility in an aggregate amount at any one time outstanding not to exceed $20,000,000 (the “Revolving Facility”), an initial term loan facility in the aggregate amount not to exceed $180,000,000 (the “Initial Term A Facility”), and a delayed-draw term loan facility in the aggregate amount not to exceed $25,000,000 (the “Delayed-Draw Term A Facility”), collectively, the “Credit Facility” or the “Facilities.” The Delayed-Draw A Facility will be available for a twenty-four-month period beginning January 15, 2019.

The Initial Term A Facility proceeds are to be used to refinance Alaska Communications’ outstanding Term A-1 Facility in the amount of $112,500,000, plus accrued and unpaid interest, and outstanding Term A-2 Facility in the amount of $59,250,000, plus accrued and unpaid interest, pay fees and expenses associated with this transaction, and for general corporate purposes. Proceeds of the Revolving Facility are to be used, subject to certain limitations, for working capital and other general corporate purposes. Proceeds from draws on the Delayed-Draw Term A Facility can only be made substantially contemporaneously with, and for the purpose of, funding costs incurred in connection with specified projects.

The Credit Facility also provides for incremental term loans (“Incremental Term A Loans”) up to an aggregate principal amount of the greater of $60,000,000 and trailing twelve month EBITDA (as defined in the Credit Facility), subject to the Company meeting certain conditions.

The final maturity date for the Facilities is January 15, 2024. The terms and conditions of the Credit Facility include the following:

●

Amounts outstanding under the Revolving Facility, Initial Term A Facility and Delayed-Draw Facility bear an interest rate of LIBOR plus 4.5%. At Alaska Communications’ discretion, an alternate base rate may be selected at a margin that is 1% lower than the counterpart LIBOR margin;

●

Principal payments on the Initial Term A Facility, Delayed-Draw A Facility and any principal amount outstanding under the Incremental Term A Loans are due quarterly commencing in the third quarter of 2019 in annual amounts as follows: year 1, 0.625%; year 2, 1.25%; year 3, 1.25%; year 4, 1.875%; and year 5, 2.5%. The remaining unpaid balance is due on January 15, 2024;

●

Alaska Communications is required to maintain financial ratios, as defined in the Credit Agreement, including (a) a maximum Net Total Leverage Ratio of 3.50:1.00, stepping down over time; and (b) a minimum Fixed Charge Coverage Ratio of not less than 1.10:1.00;

●

Repurchases of the Parent’s equity interests and the payment of dividends are permitted up to an initial amount of $5,000,000, and additional restricted repurchases of equity and payment of dividends may be made in the future from certain operating cash flows, all subject to customary conditions as described in the Credit Agreement;

●	Other customary covenants restricting the incurrence of debt, declaring dividends, making investments, dispositions, and entering into mergers and acquisitions;
●	A guarantee by the Parent and all wholly-owned subsidiaries; and
●

The Credit Facility will be secured by substantially all of the personal property and real property owned by the Parent, Alaska Communications, and its wholly-owned subsidiaries, excluding, among other things, certain federal and state licenses where a pledge is prohibited by applicable law or is permitted only with the consent of a governmental authority that has not been obtained.

The Credit Facility contains usual and customary affirmative and negative covenants of the parties for credit facilities of this type or as otherwise deemed appropriate by the Administrative Agent, subject to customary exceptions and materiality standards. The Credit Facility also contains certain customary covenants and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies for the lenders, including the acceleration of any amounts outstanding under the Credit Facility. Additionally, the Credit Facility includes certain customary conditions that must be met for Alaska Communications to borrow under the Credit Facility from time to time.

Certain parties to the Credit Agreement, including ING Capital LLC and certain of the lenders, are parties to Alaska Communications’ prior credit facilities, and have in the past performed, and may in the future perform, investment banking, financial advisory, lending, or commercial banking services, or other services for Alaska Communications and the Parent and its subsidiaries, for which they receive, have received, and may in the future receive, compensation and expense reimbursement.

The foregoing description of the Credit Facility is only a summary and does not purport to be complete. The Credit Agreement is attached as Exhibit 10.1 and incorporated into this report by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

10.1

First Amended and Restated Credit Agreement, dated as of January 15, 2019, by and among Alaska Communications, as the borrower, the Company and certain of its direct and indirect subsidiaries, as guarantors, ING Capital LLC, as administrative agent, and the lenders party thereto (portions redacted as marked pursuant to a confidential treatment request made with the Securities and Exchange Commission).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2019	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

ExhibitNo.	Description

10.1

First Amended and Restated Credit Agreement, dated as of January 15, 2019, by and among Alaska Communications, as the borrower, the Company and certain of its direct and indirect subsidiaries, as guarantors, ING Capital LLC, as administrative agent, and the lenders party thereto (portions redacted as marked pursuant to a confidential treatment request made with the Securities and Exchange Commission).